EXHIBIT 23(C)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A of TIAA Real Estate Account of our report dated March 9, 2023 relating to the financial statements of Teachers Insurance and Annuity Association of America, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 25, 2023